Exhibit 4.2

DESCRIPTION OF SECURITIES

The following is a brief description of the securities of Manulife Private Credit Fund (the “Fund,” “we,” “our” or “us”), registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of December 31, 2023 and the date hereof, our common shares of beneficial interest, par value $0.01 (“Common Shares”), is the only class of our securities registered under Section 12 of the Exchange Act. This description of the terms of our Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and our Bylaws (the “bylaws”), each of which is incorporated by reference into our Annual Report on Form 10-K and is incorporated by reference herein. We encourage you to carefully review our Declaration of Trust for additional information.

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares of any class. The Declaration of Trust provides that the Board shall have the full power and authority to establish and change in any manner any class of Common Shares with such preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares as the Board may from time to time determine. There is currently no market for the Common Shares, and the Fund can offer no assurances that a market for such shares will develop in the future. The Fund does not intend for the Common Shares to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Common Shares. No Common Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no shareholder shall be liable for any debt, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Fund or any class.

None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder shall be entitled to exercise preference, appraisal, conversion or exchange rights in connection with any transaction.

Under the terms of the Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to the holders of Common Shares if, as and when authorized by the Board and declared by the Fund out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Common Shares shall not entitle the shareholder to have any preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Fund’s liquidation, dissolution or winding up, each share of the Common Shares would be entitled to share pro rata in all of the Fund’s assets that are legally available for distribution after it pays all debts and other liabilities and subject to any preferential rights of holders of the Preferred Shares, if any Preferred Shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each whole share of Common Shares will be entitled to one vote as to any matter on which it is entitled to vote, including the election of trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of Preferred Shares, if any, the holders of the Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of Preferred Shares, if any, to elect trustees, each Trustee will be elected by a plurality of the votes cast with respect to such trustee’s election, except in the case of a contested election, in which case a majority of all the shares issued and outstanding shall elect a trustee. Our Board of Trustees may amend the Declaration of Trust or bylaws to alter the vote required to elect trustees.

We currently offer one class of our Common Shares – the Class NAV shares, $0.01 par value per share. No upfront sales load or shareholder servicing or distribution fees are paid with respect to the Class NAV shares.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever with the exception of any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Our Declaration of Trust provides that no shareholder will be subject in such capacity to any personal liability whatsoever to any Person (as defined in the Declaration of Trust) in connection with Trust Property (as defined in the Declaration of Trust) or the acts, obligations or affairs of the Fund. Shareholders will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No trustee or officer of the Fund will be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund, any class or its shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person as expressly set forth in the Declaration of Trust; and, subject to the foregoing exception, all such Persons will look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any shareholder, trustee or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she will not, on account thereof, be held to any personal liability. Any repeal or modification of the applicable section of the Declaration of Trust will not adversely affect any right or protection of a trustee or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Pursuant to our Declaration of Trust, the Fund will indemnify each person who at any time serves as a trustee, officer, agent or employee of the Fund (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments or settlements, fines, costs, penalties, and attorney’s fees reasonably incurred or paid by such indemnitee in connection with the defense or disposition of any claim, action, suit or proceeding, whether civil, criminal, investigative or other, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in the applicable section of the Declaration of Trust by reason of his having acted in any such capacity, except with respect to any matter as to which he or she will not have acted in good faith in the reasonable belief that his action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he or she will have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee will be indemnified thereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). The rights to indemnification set forth in the Declaration of Trust will continue as to a person who has ceased to be a trustee or officer of the Fund and will inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of the Declaration of Trust or repeal of any of its provisions will limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Fund or otherwise entitled to indemnification thereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Notwithstanding the foregoing, no indemnification shall be provided to an indemnitee (i) who shall have been finally adjudicated by a court or other body before which the proceeding was brought to be liable to the Fund or its shareholders by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties expressly set forth in the Declaration of Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in (i) above resulting in a payment by a trustee or officer, unless there has been a determination that such indemnitee did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties expressly set forth herein: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those trustees who are neither interested persons of the Fund nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry). All determinations to make advance payments in connection with the expense of defending any proceeding will be authorized and made in accordance with the immediately succeeding paragraph below.

In addition, under Declaration of Trust, to the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described above shall be paid by the Fund from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such indemnitee that such amount will be paid over by him or her to the Fund if it is ultimately determined that he or she is not entitled to indemnification under the applicable section in the Declaration of Trust; provided, however, that any such advancement will be made in accordance with any conditions required by the SEC.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on February 8, 2023 and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the purpose of the Fund is to conduct, operate and carry on the business of a business development company within the meaning of the 1940 Act, and to carry on such other business or businesses as the trustees may from time to time determine pursuant to their authority under the Declaration of Trust.

Number of Trustees; Vacancies; Removal; Term and Election; Certain Transactions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund by means of a tender offer, proxy contest or otherwise or to change the composition of our Board. This could have the effect of discouraging a third party from seeking to obtain control over the Fund. Such attempts could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund.

The Declaration of Trust provides that the number of trustees will be set only by our Board, which may at any time increase or decrease the number of trustees by a majority vote or written consent. The Declaration of Trust provides that the number of trustees may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act.

Under the Declaration of Trust, the Fund is not required to hold annual meetings and each trustee shall serve during the existence of the Fund until its termination, unless such trustee resigns or is removed in accordance with the Declaration of Trust. Any of the trustees may be removed (provided the aggregate number of trustees after such removal shall not be less than the minimum number required by the Declaration of Trust) for any reason, with or without cause, by action taken by a majority of the remaining trustees. Any trustee may be removed only with cause at any meeting of shareholders by a vote of the holders of two-thirds of the total shares issued and outstanding. A meeting of shareholders for the purpose of electing or removing one or more trustees shall be called as provided in the bylaws.

Subject to the special rights of the holders of any class or series of Preferred Shares, if any, to elect trustees, each Trustee will be elected by a plurality of the votes cast with respect to such trustee’s election, except in the case of a contested election, in which case a majority of all the shares issued and outstanding shall elect a trustee.

The Declaration of Trust requires the affirmative vote or consent of not less than seventy-five percent (75%) of the outstanding shares of the Fund, or each affected class outstanding, voting as separate classes, unless such approval, adoption or authorization has been approved by a supermajority (66 2/3%) of the trustees, to authorize certain Fund transactions not in the ordinary course of business, including (i) a termination, merger, reorganization, consolidation, or liquidation of the Fund or any series or class of the Fund’s shares not initially proposed by the trustees; (ii) the sale or conveyance of all or a substantial part of the assets of the Fund; (iii) an amendment to the Declaration of Trust that makes the shares a “redeemable security” and converts the Fund from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act, unless such amendment has been approved by a majority of the trustees then in office, in which case approval by a majority shareholder vote (as defined in Section 2(a)(42) of the 1940 Act) shall be required; and (iv) certain transactions with a Principal Shareholder, which shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of the Fund or a class thereof and shall include any affiliate or associate.

The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. The provisions of the Declaration of Trust described above could have the effect of discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders.

Action by Shareholders

The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings and the Fund’s bylaws provide that there shall be no annual meetings of shareholders except as required by law. The failure to hold an annual meeting will not invalidate the Fund’s existence or affect any otherwise valid corporate act of the Fund.

Special meetings of Shareholders of the Fund or of any class may be called at any time by a majority of the Board, or by the President or the Secretary, for the purpose of taking action upon any matter requiring the authorization or approval of the shareholders of the Fund or of any class as provided in the bylaws or provided in the Declaration of Trust or upon any other matter as to which such authorization or approval is deemed to be necessary or desirable by the trustees. Meetings of shareholders of the Fund or of any class may be called upon the written request of shareholders holding a majority of the then issued and outstanding shares of the Fund or class entitled to vote at such meeting provided that: (i) such request shall include proof of the requesting shareholders’ ownership of shares at the time of the request and state the purposes of such meeting and the matters proposed to be acted on as discussed in Section 4(d) of Article III of the bylaws; and (ii) the shareholders requesting such meeting shall have paid to the Fund he reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders; and provided, further, that a meeting shall not be called upon the request of shareholders to consider any matter that is substantially the same as a matter voted upon at any meeting held during the preceding twelve months, unless requested by the holders of a two-thirds of the outstanding shares entitled to be voted at such meeting. The President, Secretary or other officer may fix in their discretion a date for the meeting of shareholders, which need not be the same date as that requested by the shareholders. If the Secretary fails for more than sixty days to call a meeting requested in accordance with the preceding sentence, the shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board.

Amendment of the Declaration of Trust; No Approval by Shareholders

The Declaration of Trust may be amended or otherwise supplemented at any time, without shareholder authorization or approval (except as specifically herein), by: (i) an instrument in writing signed by a supermajority of the trustees then in office; or (ii) adoption by a supermajority of the trustees then in office of a resolution specifying such amendment. Any such amendment to the Declaration of Trust shall be effective immediately upon execution of such instrument or adoption of such resolution (or upon such future date as may be stated therein). No vote or consent of any shareholder shall be required for any amendment of the Declaration of Trust, except: (i) as required by applicable provisions of the 1940 Act, but only to the extent so required; or (ii) as determined by the trustees in their sole discretion. The Certificate of Trust may be amended or restated by any trustee as necessary or desirable to reflect any change in the information set forth therein, and any such amendment or restatement shall be effective immediately upon filing in the office of the Delaware Secretary of State or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the indemnification or other rights provided by the Declaration of Trust with respect to any actions or omissions of Covered Persons prior to such amendment. A Covered Person is every Person (as defined in the Declaration of Trust) who is, or has been, a trustee or an officer, employee or agent of the Fund or is or was serving at the request of the Fund as a trustee, director, officer, employee or agent of another organization in which the Fund has any interest as a shareholder, creditor or otherwise.

Derivative Actions

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, and to the maximum extent permitted by law, a shareholder or a group shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Fund only if the following conditions, and any others provided in the Declaration of Trust or in the bylaws, are met:

(a) the shareholder or shareholders must make a pre-suit written demand upon the trustees to bring the subject action unless an effort to cause the trustees to bring such an action is not likely to succeed and irreparable nonmonetary injury to the Fund or class that the plaintiff could not reasonably have prevented would otherwise result. For purposes of this condition, a demand on the trustees shall only be deemed not likely to succeed and therefore be excused if a majority of the trustees, or a majority of any committee established to consider the merits of such action, are trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act). Such demand shall be executed by or on behalf of no fewer than three complaining shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

(b) unless a demand is not required under paragraph (a) above, shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act who collectively hold shares representing twenty-five percent (25%) or more of all shares issued and outstanding, or of the classes to which such action relates if it does not relate to all classes, shall join in the request for the trustees to commence such action.

(c) unless a demand is not required under paragraph (a) above, the trustees must be afforded a reasonable amount of time, which may be up to three hundred (300) calendar days, to consider such shareholder request and to investigate the basis of such claim. For purposes of this condition, the trustees may designate a committee of one trustee to consider a shareholder demand provided that a committee of one trustee is required to create a committee with a majority of trustees who are “independent trustees” (as that term is defined in the Delaware Statutory Trust Act). The trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the trustees determine not to bring such action.

(d) if the demand has been properly made pursuant to the Declaration of Trust, and a majority of the trustees, including a majority of the independent trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Fund, the demand shall be rejected, which decision shall be final and binding upon the shareholders and judicially unreviewable, and the complaining shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the trustees or committee under applicable law. Reasonable expenses, including reasonable attorney’s fees, may be assessed against a shareholder who brings a derivative action and does not obtain a judgement on the merits that substantially achieves, in substance and amount, the full remedy sought.

Notwithstanding the foregoing, however, the conditions on a shareholder’s ability to bring a derivative action do not apply to claims arising under the federal securities laws, including, without limitation, the 1940 Act.

Exclusive Delaware Jurisdiction

In accordance with § 3804(e) of the Delaware Statutory Trust Act, any suit, action or proceeding brought by or in the right of any shareholder or any Person claiming any interest in any shares against the Fund or any class, or the trustees or officers of the Fund, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Fund for such Person or at the address of the Person shown on the books and records of the Fund with respect to the shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Fund or any trustee or officer of the Fund may be made at the address of the Fund’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware. However, these exclusive forum provisions do not apply to claims arising under the federal securities laws, including, without limitation, the 1940 Act.

Term of the Fund

The Board may, to the extent the trustees deem appropriate, adopt a plan of liquidation at any time, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Fund. Shareholders of the Fund will not be entitled to vote on the adoption of any plan of liquidation of the Fund or the dissolution and liquidation of the Fund, except to the extent required by the 1940 Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.